UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
 On May 10, 2011, we held our 2011 Annual Meeting of Stockholders at which the stockholders (1) elected Dale Crandall and Adarsh Sarma as Class II directors for a three-year term to expire at the 2014 Annual Meeting of Stockholders, (2) approved, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2010, as set forth in the 2011 Proxy Statement, (3) voted, on an advisory basis, for "every three years" as the frequency of a stockholder vote on executive compensation and (4) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.
 The final voting results on these matters were as follows:
 Proposal 1 - Election of two Class II directors for a three-year term to expire at the 2014 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Dale Crandall	45,792,736	745,453	—	3,534,907
Adarsh Sarma	40,039,097	6,499,092	—	3,534,907
 Proposal 2 - Vote, on an advisory basis, regarding the compensation of the named executive officers for the year ended December 31, 2010, as set forth in the 2011 Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
45,317,018	330,821	890,350	3,534,907
Proposal 3 - Vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation:

Vote For Yearly	Votes For Every Two Years	Votes For Every Three Years	Votes Abstained	Broker Non-Votes
8,721,222	417,342	37,392,633	6,992	3,534,907
It is our decision, in light of such vote, to include a stockholder vote on the compensation of executives in our proxy materials once every three years until the next required vote on the frequency of stockholder votes on the compensation of executives.
Proposal 4 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,975,421	93,561	4,114	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer

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